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Exhibit 10.30

PURCHASE AGREEMENT

                        THIS PURCHASE AGREEMENT ("Agreement") is made and entered into as of February 7, 2006 by and between SOVRAN ACQUISITION LIMITED PARTNERSHIP, 6467 Main Street, Buffalo, New York 14221 ("PURCHASER") and WASHINGTON STREET, LP, LEMAY MERRY, LP, MANCHESTER MINI, LP, SHACKELFORD MINI, LP, ST CHARLES ROCK ROAD, LP, MCSTORAGE MINI, LP, MINI OLD KATY, LP, MILL HAVEN MINI, LP, HOWDERSHELL MINI, LP, HULEN INVESTORS, LLC, GENERAL DEGAULLE, LP, PINELLAS LLC, MINI/USA VENTURES I, LP, LITTLE ROAD, LP, BROADWAY SELF STORAGE, LLC, SUNSET HOLDINGS, LLC, LITTLE ROAD II, LP, RIVERBEND ENTERPRISES, LTD., BLANCO ROAD, LP, 75 & GOLDMARK, LLC, CORNERSTONE MANANA, LP, 5440 Harvest Hill Road, Suite 166, Dallas, Texas 75230 (each a "Company" and collectively the "Companies" or "SELLER").

W I T N E S S E T H

                        In consideration of the mutual agreements herein contained, and upon and subject to the terms and conditions herein contained, the parties hereto agree as follows:

1.   DEFINITIONS

                        The following terms when used in this Agreement shall have the following meanings:

                        1.1   Property. Twenty-one (21) sites (each a "Site") of real property identified in attached Exhibit "A" and described in attached Exhibit "A-1", together with all of the rights and items set forth in Section 2.4 hereof and including the aggregate indoor leaseable square feet of self storage space set forth in attached Exhibit "A".

                        1.2   Closing. The delivery to PURCHASER of the Deeds, Bills of Sale and all other items required hereunder concurrently with the delivery of the adjusted Purchase Price to SELLER.

                        1.3   Closing Date. The date upon which the Closing occurs as required in Section 9 hereof.

                        1.4   Deeds. The special warranty deeds pursuant to which the Companies shall convey the Property to PURCHASER.

                        1.5   Earnest Money. The sum of FIVE HUNDRED THOUSAND AND 00/00 DOLLARS ($500,000) to be delivered from PURCHASER to the Escrow Agent pursuant to Section 2.2 hereof.

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                        1.6   Bills of Sale. The bills of sale (with warranties of title) pursuant to which the Companies shall convey to PURCHASER all of the personal property attached to or located at the Property, excluding personal property owned by on-site managers, but including but not limited to all inventory, office furniture, office equipment (such as computers, printers and fax machines), maintenance equipment (such as lawn mowers and golf carts), security systems, appliances and, if so desired by PURCHASER, certain vehicles such as recreational vehicles and boats pertaining to the Goldmark and Manna Sites in Dallas, Texas (collectively, "Personal Property"). SELLER shall deliver to PURCHASER the appropriate title documents for any vehicles desired by PURCHASER. A list of certain specific Personal Property shall be agreed to by SELLER and PURCHASER prior to the end of the Inspection Period (as hereinafter defined). The form of Bill of Sale is attached hereto as Exhibit "B".

                        1.7   Knowledge. The knowledge of the Companies, any Company, and Fred A. Gans.

                        1.8   Escrow Agent. The office of Chicago Title Insurance Company located at 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, Attention: Dan Lorimer.

2.   PURCHASE AND SALE

                        2.1   Subject to the provisions of this Agreement, each of the Companies hereby agrees to sell to PURCHASER, and PURCHASER hereby agrees to purchase from each of the Companies, the Property and the Personal Property owned by each of the Companies for the total purchase price ("Purchase Price") of EIGHTY-SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 UNITED STATES DOLLARS ($87,500,000 U.S.) upon and subject to the terms and conditions hereinafter set forth. SELLER and PURCHASER shall agree upon an allocation of the Purchase Price among each of the Sites and each of the Companies within ten (10) days of the date of full execution hereof, which allocation shall become a part of attached Exhibit "A".

                                     The Purchase Price shall be paid at Closing as follows:

                                                (a)     PURCHASER shall deposit the Earnest Money with the Escrow Agent pursuant to Section 2.2 hereof and, upon Closing, the Earnest Money shall be applied to the Purchase Price.

                                                (b)     PURCHASER shall pay the balance of the Purchase Price to the Companies by wire transfer through the Escrow Agent's account, subject to all adjustments required by this Agreement; provided, however, that the balance of the Purchase Price due on the Closing Date (as may be extended, pursuant to Section 9 hereof) shall be reduced by the aggregate amount of Mortgage Indebtedness (as hereinafter defined) assumed by PURCHASER

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in accordance with the terms of this Agreement; and provided that a portion of the Purchase Price in the amount of $250,000 ("Holdback Amount") shall be deposited with the Escrow Agent at Closing to be held and disbursed by the Escrow Agent pursuant to the terms of the escrow agreement attached hereto as Exhibit "F".

                                                (c)     The Escrow Agent, upon receipt from PURCHASER of the aggregate amount of the adjusted balance of the Purchase Price due at Closing, shall (subject to and conditioned upon satisfaction of all escrow requirements) allocate and deliver to the Companies their respective shares of the adjusted balance of the Purchase Price in accordance with a closing statement agreed to by SELLER and PURCHASER.

                        2.2   Within three (3) business days after the full execution of this Agreement by PURCHASER and SELLER, PURCHASER shall deposit the Earnest Money in an interest bearing escrow account with the Escrow Agent. Interest shall accrue for the benefit of PURCHASER.

                        2.3   The Property includes:

                                                (a)     All buildings and improvements located on the Property;

                                                (b)     All right-of-ways, alleys, privileges, easements and appurtenances of SELLER which are on or benefit the Property and/or any Site, if any;

                                                (c)     All right, title and interest of the Companies, if any, in any land lying in the bed of any public or private street or highway, opened or proposed, in front of or adjoining the Property and/or any Site to the center line thereof;

                                                (d)     All right, title and interest of the Companies to any unpaid award to which any Company or the Companies may be entitled, if any (i) due to the taking by condemnation or eminent domain (or conveyance in lieu thereof) of any right, title or interest of the Companies in the Property, any Site or any portion thereof and (ii) for any damage to the Property or any Site due to the change of grade of any street or highway;

                                                (e)     All rights of SELLER under assignable licenses, permits, approvals and similar authorizations, if any, with respect to or affecting the Property, Personal Property and/or any Site (collectively, "Permits"), it being understood that PURCHASER may decide not to accept an assignment of any one or more of the Permits;

                                                (f)     All right, title and interest of SELLER under all leases affecting the Property (collectively, "Leases");

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                                                (g)     All rights of SELLER, if any, under assignable contracts, agreements, warranties, sales agreements, development agreements, construction agreements, maintenance agreements, management agreements, employment agreements, service agreements, advertising agreements and marketing agreements with respect to the Property and/or any Site (collectively, "Contracts"), it being understood that PURCHASER may decide not to accept an assignment of any one or more of the Contracts, except those Contracts to be agreed upon by SELLER and PURCHASER within ten (10) days of the date of full execution hereof, copies of which shall be attached hereto as Schedule 2.3(g).

                                                (h)     All rights, if any, with respect to the development of the Property and/or any Site;

                                                (i)     The business conducted on the Property and all Sites and SELLER's goodwill (provided that PURCHASER is assuming absolutely no obligations or liabilities of SELLER that are not expressly assumed by PURCHASER hereunder); and

                                                (j)     SELLER's telephone number(s) relating to the Property and each Site, SELLER's "yellow page" advertisements and, until the expiration of the "yellow page" advertising cycle in effect on the Closing Date (as may be extended, pursuant to Section 9 hereof), the name or names currently used to identify the Property and/or any Site (Cornerstone Self Storage and Cornerstone RV and Boat Storage).

                        2.4   (a)      PURCHASER shall not assume, be bound by, be obligated to pay, perform, discharge or be liable for any liabilities or obligations of any of the Companies of any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, and the Companies shall remain solely responsible for, its liabilities and obligations not expressly assumed by PURCHASER (each an "Excluded Liability" and, collectively, the "Excluded Liabilities") except for executory obligations of the Companies under any Permit, Contract or Lease arising after the Closing Date (as may be extended, pursuant to Section 9 hereof) with respect to which rights are expressly being assigned to and assumed by PURCHASER ("Assumed Obligations"). The Assumed Obligations shall not include any obligation or liability of any of the Companies arising out of any breaches or defaults by any of the Companies under the Permits, Contracts or Leases, or arising out of any obligation which any of the Companies were to have performed or discharged thereunder prior to the Closing Date (as may be extended, pursuant to Section 9 hereof), or arising out of any act, omission, negligence or willful misconduct of any Company. PURCHASER shall indemnify and defend the Companies and shall hold the Companies harmless from all breaches by PURCHASER of Assumed Obligations which occur after the Closing Date (as may be extended, pursuant to Section 9 hereof), and any act, omission, negligence or willful misconduct of PURCHASER. SELLER shall indemnify and defend PURCHASER and shall hold PURCHASER harmless from (i) all breaches of obligations under Permits, Contracts and Leases arising on or before the Closing Date (as may be extended, pursuant to Section 9 hereof) and (ii) any act, omission, negligence or willful misconduct of any Company.

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                                                (b)     Except as otherwise provided in this Agreement, and subject to the representations, warranties, covenants and indemnities set forth herein, the Property is being sold in an "AS IS, WHERE IS" condition and "WITH ALL FAULTS". Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by SELLER or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of SELLER. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed. Except as expressly provided herein, SELLER makes no representations or warranties as to whether the Property contains asbestos or harmful or toxic substances. Further, to the extent that SELLER has provided to PURCHASER information from any inspection, engineering or environmental reports concerning asbestos or harmful or toxic substances, SELLER makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports. Notwithstanding any provision in this Section 2.4(b) to the contrary, SELLER shall be liable to PURCHASER for SELLER's failure to disclose material facts regarding the condition of the Property, any Site or any portion thereof.

3.   INSPECTIONS AND CONTINGENCIES

                        3.1   (a)  PURCHASER shall have until 11:59 p.m. on the sixtieth (60th) day following the date of full execution of this Agreement ("Inspection Period") within which to conduct due diligence investigations, inspections and reviews of the Property and Personal Property at PURCHASER'S sole cost and expense. The scope of such due diligence investigations, inspections and reviews shall be determined by PURCHASER. PURCHASER shall have access to the Property during the Inspection Period after providing reasonable notice to the Companies. If PURCHASER has not terminated this Agreement during the Inspection Period, PURCHASER shall have access to the Property and Personal Property and the right to investigate and inspect the same prior to the Closing for purposes of determining whether (i) the representations and warranties of SELLER herein are true and correct, (ii) the conditions precedent to Closing as set forth in Section 7 hereof have been satisfied and (iii) there has been a material change in the Property or Personal Property. PURCHASER'S obligations hereunder are contingent upon PURCHASER satisfying itself (in its sole and absolute discretion) that the Property and the Personal Property are acceptable to PURCHASER, including (without limitation) that (a) all of the information (including financial information) respecting the Property is true, complete, accurate and acceptable to PURCHASER, (b) the Property and PURCHASER'S intended use thereof complies with all federal, state and municipal statutes, laws, codes, rules, ordinances, regulations, orders, certificates, approvals, permits and variances, including zoning, building, fire, health and safety laws and including the Americans with Disabilities Act, (c) the Property is free of any existing or potential environmental defect or contamination, (d) all improvements on the Property are structurally sound and all mechanical systems serving such improvements are in good working order, (e) there is no impediment to

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developing, using and operating the Property for self storage purposes, (f) the business conducted on the Property is acceptable to PURCHASER, (g) all Leases are acceptable to PURCHASER, (h) all construction on the Property is acceptable to PURCHASER and (i) the investigations, inspections and reviews of the Property and Personal Property by PURCHASER are acceptable to PURCHASER. PURCHASER may review all on-site management and operational procedures, and may interview employees and on-site personnel of the Companies. PURCHASER may obtain, at its sole cost and expense, Phase I and Phase II environmental audits of the Property and otherwise inspect the Property and the Personal Property to conduct its due diligence review thereof. PURCHASER and its agents, contractors and employees shall be provided with reasonable access to every part of the Property and Personal Property (and all records and other information related to the Property and Personal Property shall be made available to, or shall be provided to, PURCHASER during the Inspection Period). In addition, SELLER shall provide to PURCHASER documents which SELLER may have in its possession or under its control pertaining to the Property and Personal Property including, but not limited to, all site plans, plans and specifications for any development of or construction on the Property and/or any Site, current financial statements of the Property and all Sites, complete income and expense reports, all information and documentation regarding the environmental status of the Property and all Sites (such as Phase I and Phase II environmental reports), title insurance policies/commitments, surveys, easements, rights of way, construction drawings, blue prints, soil tests/reports, permits, approvals, architectural plans, engineer's drawings, structural reports, licenses, permits, tax assessments, tax receipts, notices of special assessment, notices of sewer fees, notices of water fees, restrictive covenants, variances, rezoning petitions/approvals, engineering plans, service contracts, leases, contracts, agreements, occupancy agreements, rental agreements, developer agreements, pro forma operating statements, sales tax reports, notices and correspondence from any local, state or federal governmental agency or authority, pleadings, notices of pendency, notices and correspondence from insurers, correspondence relating to any pending or threatened litigation or proceeding affecting SELLER, the Property or any Site or portion thereof, and any other such document SELLER may have in its possession or control related to the Property and/or any Site (collectively, "Property Information"). Specifically, SELLER shall immediately (but no later than five (5) days following execution of this Agreement) provide PURCHASER (in PURCHASER'S Buffalo, New York office Attention: Sandra L. Herberger) with the information set forth in attached Exhibit "C", and copies of all office and warehouse Leases, residential Leases and Loan Documents (as hereinafter defined). SELLER shall provide reasonable cooperation with respect to PURCHASER'S investigations, inspections and reviews hereunder. If the Property or the Personal Property (or any investigation, inspection or review conducted by PURCHASER hereunder) is unsatisfactory to PURCHASER, in PURCHASER'S sole and absolute discretion, PURCHASER may (for any reason or no reason) terminate this Agreement by providing written notice to SELLER prior to the end of the Inspection Period. Upon PURCHASER'S timely submission of written notice of termination pursuant to this Section 3.1(a), the Escrow Agent shall immediately return the Earnest Money, plus all interest thereon, to PURCHASER, without the need for obtaining any further consent or instruction from SELLER. PURCHASER shall repair any damage to the

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Property it causes during the Inspection Period to a condition as close as reasonably possible to the condition prior to the damage, and shall indemnify and hold SELLER harmless from all claims, costs, expenses and liabilities arising solely and directly out of PURCHASER's investigations, inspections and reviews hereunder, and shall not cause any lien to be filed against the Property prior to Closing; provided, however that such indemnification obligation shall not apply to any claim, cost, expense or liability arising out of (i) the act or omission of any Company (or a Company's agent, contractor or employee) or (ii) the pre-existing condition of the Property. If the Inspection Period ends on a weekend or holiday, the Inspection Period shall be automatically extended through the next business day.

                                                (b)     The Property is a "package deal". PURCHASER shall not be obligated to buy, and SELLER shall not be obligated to sell, any one or more of the Sites without all of the other Sites. SELLER shall have no right to exclude from this Agreement any one or more of the Sites.

                                                (c)     SELLER shall afford to PURCHASER, and its agents and representatives, full access to all of the books, records and agreements of SELLER related to the Property and any portion thereof, and shall furnish to PURCHASER and its representatives such information regarding SELLER and the Property as PURCHASER may reasonably request. SELLER shall cooperate with PURCHASER in visiting or contacting on-site personnel and employees of SELLER as PURCHASER shall specify.

                                                (d)     The investigations by PURCHASER and furnishing of information to PURCHASER shall not affect the right of PURCHASER to rely on the representations, warranties, covenants and agreements of SELLER in this Agreement.

                                                (e)     At least twenty (20) days before the Closing Date, SELLER shall furnish PURCHASER with copies of the Companies' organizational documents, including, copies of the limited partnership agreements, articles of organization and operating agreements, as well as copies of the Companies' general partners' and members' organizational documents such as partnership agreements, articles of organization, operating agreements, certificates of incorporation and by-laws (and copies of all amendments to all of the foregoing).

                        3.2   PURCHASER'S obligations hereunder are expressly contingent upon (a) the Companies' ability to deliver to PURCHASER and the delivery to PURCHASER of (i) good, marketable and insurable fee simple title to the Property, free and clear of liens, encumbrances and restrictions, except for liens, encumbrances and restrictions permitted or deemed permitted by PURCHASER hereunder and (ii) good and lien-free title to the Personal Property, except for any liens permitted or deemed permitted by PURCHASER hereunder, (b) all necessary approvals, including without limitation, partnership, member, manager, shareholder, director and corporate approvals of the Companies, (c) SELLER furnishing PURCHASER with any existing permanent and unconditional certificates of occupancy for all of the improvements on the

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Property (which must be provided during the Inspection Period), (d) all necessary approvals, including without limitation, partnership and corporate approvals of PURCHASER, its general partner and Sovran Self Storage, Inc. (which must be obtained prior to the end of the Inspection Period), (e) the simultaneous closing and acquisition by PURCHASER of all of the Sites and (f) the performance by Lender (as hereinafter defined) at Closing of Lender's obligations with respect to the assumption by PURCHASER of the Mortgage Indebtedness (as hereinafter defined) on terms accepted by Lender and PURCHASER during the Inspection Period (as hereinafter defined).

                                                (a)     Eleven (11) Sites are encumbered by mortgages securing loans (collectively "Mortgage Indebtedness") as set forth in attached Schedule 3.3(a). SELLER acknowledges that PURCHASER has agreed to attempt to assume the existing Mortgage Indebtedness as an accommodation to SELLER. SELLER and PURCHASER shall each make a good faith effort to obtain the consent of SELLER's lender or lenders and its servicers, successors or assigns and any other party required under the Loan Documents (as hereinafter defined) (collectively "Lender") to the assumption of the Mortgage Indebtedness by PURCHASER. SELLER shall provide PURCHASER with complete copies of any and all documents evidencing and securing the Mortgage Indebtedness and all amendments (collectively "Loan Documents") promptly upon the full execution of this Agreement, but not later than five (5) days after the date of full execution hereof. SELLER shall use SELLER's good faith efforts to cause Lender to provide copies of any and all Loan Documents accompanied by estoppel certificates acceptable to PURCHASER pursuant to which Lender and SELLER certify to PURCHASER with respect to the Loan Documents and Mortgage Indebtedness (i) the amount of principal, interest and all other fees, costs and expenses due on the Mortgage Indebtedness, (ii) that neither the Loan Documents nor the Mortgage Indebtedness have been assigned, (iii) that SELLER and all guarantors and indemnitors, if any, of the Mortgage Indebtedness, are in material compliance under the Loan Documents, and there exists no event of default thereunder, (iv) that there have been no amendments to the Loan Documents (except as disclosed to PURCHASER in writing) and (v) the terms and total costs associated with the approval by Lender of the assumption of the Mortgage Indebtedness by PURCHASER. Within ten (10) business days following receipt by PURCHASER of Lender's written requirements for PURCHASER's assumption of the Mortgage Indebtedness, PURCHASER shall submit to Lender copies of all required documents and information provided that (i) the documents or information required by Lender are reasonable and reasonably pertain to PURCHASER's request for approval by Lender of PURCHASER's assumption of the Mortgage Indebtedness, (ii) the documents or information required by Lender are within PURCHASER's possession or control and (iii) the documents or information required by Lender are not proprietary, confidential or non-disclosable as reasonably determined by PURCHASER. PURCHASER shall have no obligation to assume any obligation to repay the Mortgage Indebtedness (or any part thereof) or to otherwise assume any obligation under the Loan Documents. If PURCHASER chooses not to (i) assume all or any portion of the Mortgage Indebtedness and (ii) terminate this Agreement

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pursuant to its terms, this Agreement shall remain in effect and the Mortgage Indebtedness shall be paid, satisfied and defeased at Closing out of the proceeds of the sale contemplated hereby; provided that PURCHASER shall pay any prepayment premium or fee and defeasance costs in connection therewith.

                                                (b)     The existing terms, provisions and conditions currently set forth in the Loan Documents shall be subject to PURCHASER's approval (in PURCHASER's sole and absolute discretion) during the Inspection Period. If PURCHASER disapproves (in PURCHASER's sole and absolute discretion) of the terms, provisions or conditions currently set forth in the Loan Documents, PURCHASER may terminate this Agreement by providing written notice of termination to SELLER before the end of the Inspection Period, whereupon this Agreement shall terminate, the Earnest Money (plus all interest thereon) shall be immediately returned to PURCHASER without any further consent or instruction from SELLER, and no party hereto shall have any further liability hereunder, except for obligations set forth herein which expressly survive termination.

                                                (c)     In the event that Lender materially adversely alters the obligations currently set forth under the existing Loan Documents or imposes material obligations in addition to those currently set forth under the existing Loan Documents in connection with the assumption of the Mortgage Indebtedness, then PURCHASER shall notify SELLER in writing thereof and PURCHASER and SELLER shall diligently attempt to agree on a sharing of any additional costs, expenses and liability caused by such alterations or additional obligations within ten (10) days following such notice, failing which PURCHASER may terminate this Agreement by providing written notice of termination to SELLER within five (5) days following receipt by PURCHASER of SELLER's written notice that SELLER will not share in any such costs, expenses or liability. Upon such termination, the Earnest Money (plus all interest thereon) shall be immediately returned to PURCHASER without any further consent or instruction from SELLER, and no party hereto shall have any further liability hereunder, except for obligations set forth which expressly survive termination.

                                                (d)     If after continuous diligent efforts by PURCHASER Lender (i) denies or disapproves PURCHASER's assumption of the Mortgage Indebtedness, or (ii) fails to provide written notice of approval or disapproval by the Closing Date (as may be extended, pursuant to Section 9 hereof) of PURCHASER's assumption of the Mortgage Indebtedness, then PURCHASER may terminate this Agreement upon written notice to SELLER (A) with respect to subsection (i) immediately above, within five (5) days after PURCHASER receives Lender's written notice of denial or disapproval and (B) with respect to subsection (ii) immediately above, by the Closing Date (as may be extended, pursuant to Section 9 hereof), whereupon the Earnest Money (plus all interest thereon) shall be immediately returned to PURCHASER without any further consent or instruction from SELLER, and no party shall have any further liability hereunder, except for obligations set forth herein which expressly survive termination.

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                                                (e)     If Lender first approves of the assumption by PURCHASER of the Mortgage Indebtedness (or any part thereof), but later withdraws approval, or materially adversely alters the obligations currently set forth under the Loan Documents or imposes material obligations in addition to those currently set forth under the existing Loan Documents in connection with the assumption of the Mortgage Indebtedness, PURCHASER may terminate this Agreement on written notice to SELLER within five (5) days after PURCHASER receives Lender's written notice of same, whereupon the Earnest Money (plus all interest thereon) shall be immediately returned to PURCHASER without any further consent or instruction from SELLER, and no party hereto shall have any further liability hereunder, except for obligations set forth herein which expressly survive termination.

                                                (f)     If Lender fails to close by the Closing Date (as may be extended, pursuant to Section 9 hereof), or if SELLER defaults under or breaches the Loan Documents, and such default or breach, is not fully cured by the Closing Date (as may be extended, pursuant to Section 9 hereof) as evidenced by Lender's written confirmation that such cure has been effectuated, PURCHASER may terminate this Agreement on written notice to SELLER, whereupon the Earnest Money (plus all interest thereon) shall be immediately returned to PURCHASER without any further consent or instruction from SELLER, and no party hereto shall have any further liability hereunder except for obligations set forth herein which expressly survive termination.

                                                (g)     SELLER and PURCHASER agree that following Lender's approval of PURCHASER's assumption of the Mortgage Indebtedness on terms and conditions acceptable to PURCHASER, neither SELLER nor PURCHASER shall intentionally take any action for the purpose of causing Lender to withdraw Lender's approval of the assumption by PURCHASER of the Mortgage Indebtedness.

                        3.3   If Lender fails to close such assumption on the Closing Date (as may be extended, pursuant to Section 9 hereof), PURCHASER may terminate this Agreement on written notice to SELLER, whereupon the Earnest Money (plus all interest thereon) shall be immediately returned to PURCHASER without any further consent or instruction from SELLER, and no party hereto shall have any further liability hereunder except for obligations set forth herein which expressly survive termination.

                        3.4   Set forth in attached Exhibit "A-2" are the principal balances and related information respecting the Mortgage Indebtedness.

4.   SELLER'S WARRANTIES, REPRESENTATIONS AND COVENANTS

                        4.1   SELLER warrants, represents and covenants to PURCHASER as follows (all of which representations and warranties are now true and shall remain true from the date hereof through and including the Closing Date (as may be extended, pursuant to Section 9 hereof)):

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                                                (a)     Neither the Property nor any Site or portion thereof (or the use or operation thereof) violates (i) any law, statute, ordinance, rule, code, regulation or order (including but not limited to zoning ordinances, building codes or environmental laws and regulations) or (ii) any covenant, easement, right of way or restriction affecting all or any portion of the Property. No Company has received any notice of any such violation; nor has any investigation has been commenced or, to the Knowledge of SELLER, has any investigation been contemplated respecting any such past, present, or future violation. No inspection has been commenced and, to the Knowledge of SELLER, no inspection has been threatened.

                                                (b)     There is no pending condemnation proceeding affecting the Property, or any part thereof, or to the Knowledge of SELLER, are any such proceedings threatened.

                                                (c)     There is no pending litigation, claim, action or proceeding against the Company, or involving any Lease, the Property (or any Site or portion thereof) or the Personal Property nor, to the Knowledge of SELLER, is any such litigation, claim, action or proceeding threatened.

                                                (d)     To the Knowledge of SELLER, Hazardous Materials (as defined below) are not present at, on or under the Property (or any Site or portion thereof). No Company has received notice of or information reflecting any violation of Environmental Laws (as defined below) related to the Property (or any Site or portion thereof) or the presence or release of Hazardous Materials (as defined below) on or from the Property (or any Site or portion thereof). No clean up, investigation, remediation, administrative order, consent order, agreement or settlement is in existence with respect to the Property (or any Site or portion thereof) or, to the Knowledge of SELLER, is any such investigation, remediation, administrative order, consent order, agreement or settlement threatened, proposed or anticipated. No Company has released, spilled, generated, disposed of, stored or handled any Hazardous Materials on the Property or any Site (or portion thereof). The term "Environmental Laws" means the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, and all other federal laws and regulations governing the environment in effect on the date of this Agreement, including laws relating to petroleum and petroleum-related materials, together with their implementing guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" means any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law, including asbestos, PCBs, urea formaldehyde foam insulation, medical waste, radioactive waste, mold, petroleum and petroleum-related materials. SELLER will give immediate oral and written notice to PURCHASER of SELLER'S or any Company's receipt of any written notice involving a violation, threat of violation or suspected violation of any Environmental Law.

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                                                (e)     The Companies are duly organized and validly existing under the laws of the state in which they were formed and are in good standing under the laws of the states where the Sites they own are located. SELLER has full power and authority to own, operate and lease its properties (including the Companies' respective portions of the Property) as presently and heretofore owned and operated and to carry on its business as now and heretofore conducted.

                                                (f)     SELLER has the full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement and any other agreements contemplated hereby (collectively, the "Other Agreements") constitute the legal, valid and binding obligations of SELLER enforceable against SELLER in accordance with their respective terms.

                                                (g)     The financial information given to PURCHASER concerning the Property is true and correct in all material respects, and fairly presents the stated revenues and operating expenses of and for the Property.

                                                (h)     There are no leases or tenancies affecting the Property except the Leases. All of the Leases are self storage leases, and there are no commercial or residential leases affecting the Property, except for apartments of on-site managers, and office and warehouse Leases. There is no person residing on any part of the Property except for on-site managers disclosed to PURCHASER in writing.

                                                (i)     Except with respect to self storage Leases in the ordinary course of business and consistent with past practice, no tenant of the Property is entitled to any alterations, installations, decorations or other similar work (not yet performed) for consideration (not yet given) in connection with its tenancy. All alterations, installations, decorations and other work required to be performed by the Companies (or the Companies' predecessors in title) under any Lease or other Contract affecting the Property has been (or will be prior to Closing) completed and paid for in full.

                                                (j)     The Companies are not foreign entities under the Foreign Investment Real Property Tax Act ("FIRPTA").

                                                (k)     The Companies are solvent, and the consummation of the transaction contemplated hereby will not render the Companies insolvent. No Company is involved in, nor is any Company contemplating, any bankruptcy, reorganization or insolvency proceedings. The Purchase Price constitutes fair consideration for the Property and Personal Property, and was negotiated in good faith pursuant to arms-length negotiation.

                                                (l)     Neither this Agreement nor any other document furnished by or on behalf of SELLER in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

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                                                (m)     To the Knowledge of SELLER, there are no latent defects affecting the Property or the Personal Property. To the Knowledge of SELLER, there is no termite (or other insect) infestation of any kind at the Property. No Site or portion thereof is exempt or partially exempt from real property taxation. There are no pending or, to the Knowledge of SELLER, contemplated or threatened any tax assessment, special assessment or reduction proceedings related to the Property or the Personal Property, or any part thereof.

                                                (n)     The execution, delivery and performance of this Agreement and the Other Agreements by SELLER and/or each Company, and the consummation of the transaction contemplated hereby and thereby (A) do not require the filing with, or the consent, waiver, approval, license or authorization of, any person, government agency or public or regulatory authority; (B) do not require any filing with, or the consent or approval from, any governmental agency or regulatory authority to enable SELLER to conduct SELLER'S business as now and heretofore conducted; (C) do not violate, with or without the giving of notice or the passage of time, any provision of law applicable to SELLER, (D) do not conflict with or result in a breach of the Companies' organizational documents, the Loan Documents, or any mortgage, deed of trust, license, indenture or other agreement or other instrument, or any order, judgment, decree, statute, regulation or any other restriction of any kind or character, to which SELLER or any Company is a party or by which SELLER, any Company or any of their assets may be bound or give to others any right to terminate, or result in termination of, any provision of such instruments; and (E) do not result in the creation of any liability, lien, encumbrance, claim or other restriction upon any of the property or assets of SELLER or any Company (including the Property and Personal Property) or in the acceleration or maturity of any debt of SELLER or any Company.

                                                (o)     Neither SELLER nor any Company is a party to or subject to any Permit, Lease or Contract except as disclosed to PURCHASER in writing. All such Permits, Leases and Contracts are valid, binding and in full force and effect, and the Companies are not in breach or alleged to be in breach thereunder, and no other party thereto is in breach thereof. All unwritten Leases are month to month tenancies. Nothing has occurred which, with or without the passage of time or giving of notice or both, would constitute a breach by SELLER, any Company or any other party under any such Permit, Lease or Contract. SELLER has no reason to believe any such Permit, Lease or Contract will not be renewed and has not received any noficiation that any such Permit, Lease or Contract is not likely to be renewed. The sale and transfer of the Property and Personal Property contemplated by this Agreement will not, with or without the passage of time or the giving of notice or both, create a breach under or permit the termination of or otherwise have any adverse effect on any such Permit, Lease or Contract. Neither SELLER nor any Company is required to give any notice to any person regarding this Agreement or the sale and transfer of the Property and Personal Property, or the transactions contemplated hereby.

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                                                (p)     SELLER has no Knowledge of, and no Company has received any notice of, outstanding requirements or recommendations with respect to the Property, any Site or any portion thereof from (a) any insurance company which issued a policy pertaining to any Company or the Property, any Site (or any portion thereof) or (b) any board of fire underwriters or other body exercising similar functions. SELLER shall maintain all of its insurance coverages in effect through the Closing Date (as may be extended, pursuant to Section 9 hereof). All such policies are currently in effect and shall be maintained through the Closing Date (as may be extended, pursuant to Section 9 hereof). SELLER is adequately insured against the kinds of risks usually incurred by entities engaged in the same or similar business. SELLER has given due and timely notice of any claim and of any occurrence known to SELLER which may give rise to a claim affecting the Property, any Site or portion thereof which may be covered by any such insurance (including the claim affecting the New Orleans Site) and have otherwise complied in all respects with the provisions of such policies.

                                                (q)     The Companies are the owners of the Sites (as identified in attached Exhibit "A") in fee simple absolute, and title to the Property is good, marketable and insurable. No third party has a contract, agreement, memorandum of understanding, option, right of first refusal or other right to acquire or lease any part of or any interest in the Property (except for short-term self storage Leases disclosed to PURCHASER). The Companies are the owners of the Personal Property (as identified in attached Exhibit "B"), which Personal Property is fully paid for and will be free and clear of any liens (except for the Mortgage Indebtedness assumed by PURCHASER), encumbrances and restrictions at Closing.

                                                (r)     Each Site is assessed as a separate and single tax lot; no Site is a part of a larger tax lot. To the Knowledge of SELLER, there will be no roll back taxes, assessments (other than normal property tax assessments), special assessments or respreads due on the Property, any Site or any portion thereof.

                                                (s)     SELLER has timely paid in full any and all sales and/or use tax that was or may have been due in connection with the purchase or sale of goods or services, the sale of inventory, the leasing of parking spaces (indoor and/or outdoor) for the storage or parking of vehicles and/or the rental of storage units.

                                                (t)     SELLER has obtained all requisite permits, licenses and approvals necessary to own, use and operate the Property for self storage purposes in accordance with all applicable governmental laws, statutes, regulations, rules, codes and ordinances.

                                                (u)     The Mortgage Indebtedness is current, and all obligations under the Loan Documents have been fully complied with. SELLER shall comply with all obligations under the Loan Documents through the Closing Date (as may be extended, pursuant to Section 9 hereof).

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                                                (v)     Each Site is contiguous with, and has unencumbered access to, a public road.

                        4.2   In the event that SELLER learns that any of the representations and warranties of SELLER contained in or referred to in this Agreement is or will become inaccurate, SELLER shall give immediate detailed written notice thereto to PURCHASER.

                        4.3   SELLER and Fred A. Gans have sufficient knowledge of and involvement with the Property, and the operation thereof, and with the Companies, so as to render meaningful and reliable the representations and warranties herein that are qualified by Knowledge.

                        4.4   If any representation or warranty of SELLER herein is or becomes materially inaccurate prior to Closing, SELLER shall promptly notify PURCHASER in writing, and shall proceed diligently and promptly using its best efforts to cure the deficiency which gave rise to the material inaccuracy. If SELLER fails to proceed diligently or promptly using its best efforts, or fails to cure the deficiency which gave rise to the material inaccuracy at least ten (10) days prior to the Closing Date (as may be extended, pursuant to Section 9 hereof), PURCHASER may terminate this Agreement upon written notice to SELLER, whereupon the Escrow Agent shall immediately return the Earnest Money, plus all interest thereon, to PURCHASER without the need for obtaining any further consent or instruction from SELLER, and PURCHASER may recover from SELLER all expenses (including attorneys' fees) incurred by PURCHASER in connection with this Agreement up to a maximum amount of $200,000. Notwithstanding the foregoing, if the deficiency that gave rise to the materially inaccurate representation or warranty (a) cannot be cured by the Closing Date (as may be extended, pursuant to Section 9 hereof) despite SELLER's best efforts and (b) can be cured by the payment of a sum certain, then the parties shall make a good faith effort to agree upon and enter into an escrow agreement pursuant to which the Escrow Agent shall hold a portion of the adjusted Purchase Price in escrow pending completion of the cure by SELLER by a date certain following Closing, and if such cure has not been effectuated by such date certain, the escrowed funds would be delivered by the Escrow Agent to PURCHASER. If SELLER and PURCHASER cannot agree upon the terms of such an escrow agreement despite making a good faith effort (including the amount of escrowed funds and a date by which the cure must be completed), PURCHASER shall have the right to terminate this Agreement pursuant to the terms of this Section 4.4.

                        4.5   The above enumerated representations, warranties and covenants shall survive the Closing and the delivery of the Deeds, and the termination of this Agreement, for six (6) months.

5.   DELIVERIES AND COVENANTS

                        5.1   The Companies shall convey good, marketable and insurable fee simple title to the Property, and shall convey the Personal Property, to PURCHASER on the Closing Date (as may be extended, pursuant to Section 9 hereof). On the Closing Date (as may be extended, pursuant to Section 9 hereof), SELLER shall deliver to PURCHASER, the following:

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                                                (a)     The Deeds (which shall contain the legal description set forth in the final title insurance commitment(s) and shown on the surveys obtained by PURCHASER).

                                                (b)     The Bills of Sale, together with the title documents for any vehicles transferred to PURCHASER, including the recreational vehicles and boats referred to in Section 1.6 hereof.

                                                (c)     Assignment and Assumption Agreements (to be executed by both SELLER and PURCHASER) pursuant to which each Company shall assign to PURCHASER all of the Companies' rights under all Permits, Leases and Contracts to be assigned to PURCHASER in accordance with the terms hereof, which Assignment and Assumption Agreement shall provide that SELLER shall indemnify, defend and shall hold PURCHASER harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees, disbursements and court costs) respecting obligations of SELLER any Company under the Permits, Leases and Contracts that occurred prior to the date that PURCHASER acquires title to the Property and/or arising out of acts or omissions of SELLER and/or any Company. PURCHASER shall indemnify defend and shall hold SELLER harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees, disbursements and court costs) respecting obligations assumed by PURCHASER under the Permits, Leases and Contracts arising subsequent to the date that PURCHASER acquires title to the Property.

                                                (d)     Certificates and Indemnities regarding sales tax, use tax and brokers' commissions. SELLER and PURCHASER agree that PURCHASER will not inherit any of SELLER'S or the Companies' sales/use tax liability as a result of SELLER'S or the Companies' unpaid sales and/or use tax obligations due and payable prior to Closing.

                                                (e)     Any existing permanent and unconditional certificates of occupancy for the improvements on each Site.

                                                (f)     Then current Rent Rolls for each Site, certified by SELLER as true and correct in all material respects, along with a schedule of prepaid rents, delinquent rents and security deposits for each Site as of the Closing Date (as may be extended, pursuant to Section 9 hereof).

                                                (g)     Evidence of the Companies' existence, authority and good standing including but not limited to the Companies' organizational documents, such as their limited partnership agreements, articles of organization and operating agreements (and all amendments to the foregoing), good standing certificates, resolutions of the Companies' partners, members, managers, and the partners, members, managers, directors and shareholders of the Companies' general partners and members, incumbency certificates, and such other documentation as may be reasonably required by the Escrow Agent.

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                                                (h)     Affidavits by the Companies with respect to compliance with the Foreign Investment Real Property Tax Act ("FIRPTA"), and all certificates, affidavits and indemnities required by the Escrow Agent, including but not limited to title affidavits and gap indemnities.

                                                (i)     Possession of the Property free and clear of all parties in possession except tenants under the Leases, and all keys, codes and other security devices for the Property.

                                                (j)     Copies of all books and records pertaining to the Property that are reasonably required for the orderly transition of the Property and Personal Property to, and operation of the Property by, PURCHASER.

                                                (k)     The originals or, if unavailable, copies certified to be true, correct and complete in all material respects, of all Leases, Permits and Contracts assumed by PURCHASER.

                                                (l)     Non-Competition Agreements in favor of PURCHASER in the form attached hereto as Exhibit "D" (except that the form attached hereto as Exhibit "D-1" shall be used for the Site located in New Orleans, Louisiana), to be signed by the Companies and by Fred A. Gans. The parties agree that such Non-Competition Agreements are a material inducement to PURCHASER to enter into this Agreement.

                                                (m)     A Certificate or Certificates duly executed by SELLER and each Company certifying that all representations and warranties of SELLER and each Company are true and correct in all material respects on and as of the Closing Date (as may be extended, pursuant to Section 9 hereof), and that all covenants to be performed by SELLER and each Company hereunder on or before the Closing Date (as may be extended, pursuant to Section 9 hereof) have been performed in all material respects.

                                                (n)     Proof of payment of all sales tax, use tax, real property taxes, water bills and other taxes or fees pertaining to the Property, Personal Property and/or the business contemplated on the Property applicable to the time period prior to Closing. SELLER shall pay all such taxes and fees prior to Closing.

                                                (o)     Such other ministerial instruments and certificates, permits and approvals required by local laws, rules, regulations, codes and ordinances that are imposed upon, or customarily furnished by, sellers of real property in order to allow the Closing to occur.

                                                (p)     All documents and materials required to be furnished in connection with PURCHASER's assumption of the Mortgage Indebtedness, including but not limited to the estoppel certificates required under Section 3.3 hereof.

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                        5.2   SELLER shall furnish PURCHASER and PURCHASER's attorneys no later than five (5) days following the date of full execution hereof with copies of all existing maps and surveys (collectively "Survey Work") relating to the Property and each Site within SELLER's possession or control. SELLER shall furnish PURCHASER and PURCHASER's attorneys within five (5) days following the date of full execution of this Agreement with current ALTA (or equivalent) commitments for owner's title insurance through the Escrow Agent in the aggregate amount of the Purchase Price covering each and every Site and all beneficial easements, and containing copies of all recorded documents benefiting, burdening and affecting each Site, and containing to the extent available the following endorsements: ALTA-9 (Comprehensive), T-19.1, Access, Land Same As Survey, Subdivision, Separate Tax Lot, Contiguity, Waiver of Arbitration and Gap. PURCHASER may order current updates to SELLER's existing Survey Work and/or new instrument surveys dated after this Agreement certified to PURCHASER and the Escrow Agent prepared by a licensed land surveyor according to 2005 ALTA/ASCM Standards (including Table A items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11, 13, 14, 16, 17 and 18) showing the boundaries of the Property and each Site, the location of any easements (benefiting and burdening), rights-of-way, improvements and encroachments thereon, whether any Site contains wetlands (state or federal), whether any Site is in a federally designated flood zone and certifying the number of acres. PURCHASER may order at its sole cost and expense UCC searches. PURCHASER shall have the right to raise objections to the status of title to the Property and Personal Property. Without limitation, one or more liens, encumbrances, restrictions, covenants, easements, rights of way or other matters affecting title shall constitute title defects to which PURCHASER may object, in PURCHASER'S sole discretion. If PURCHASER raises any objections to title to any one or more of the Sites, PURCHASER shall notify SELLER, in writing, of such objections prior to the end of the Inspection Period. SELLER shall notify PURCHASER, in writing, within five (5) business days after receipt of PURCHASER'S title objections stating (i) which objections SELLER shall cure and (ii) which objections SELLER has elected not to cure. If SELLER provides such written notice to PURCHASER, and in such notice SELLER states that it will not cure any one or more title objections, then PURCHASER may terminate this Agreement on written notice to SELLER within five (5) business days after PURCHASER receives SELLER's written notice. If SELLER fails to notify PURCHASER within such five (5) business day period, SELLER shall be deemed to have elected not to cure any of the title objections. If SELLER is deemed to have elected not to cure or does not cure on or before the Closing Date (as may be extended, pursuant to Section 9 hereof) any title objection raised by PURCHASER, or if affirmative title insurance coverage cannot be obtained to PURCHASER'S satisfaction, in PURCHASER'S sole and absolute discretion, then PURCHASER may terminate this Agreement by providing written notice to SELLER; provided, however, that if SELLER agrees to cure title objections raised by PURCHASER, but does not do so on or at the Closing, then PURCHASER may terminate this Agreement by providing written notice to SELLER. PURCHASER may raise title objections that arise subsequent to the issuance of the updated title commitments and updated surveys, and may terminate this Agreement, if such title defects were not disclosed in the updated title commitments and updated surveys, and are not cured by SELLER prior to the Closing Date (as

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may be extended, pursuant to Section 9 hereof). Upon any such termination, the Earnest Money, plus all interest thereon, shall be immediately released by the Escrow Agent to PURCHASER, without the need for obtaining any further consent or authorization from SELLER. If PURCHASER fails to terminate this Agreement pursuant to the terms of this Section 5.2, then PURCHASER shall be deemed to have waived any such title objections (except with respect to title defects that arise subsequent to the date of the title commitment(s) and/or the updated survey(s)). If SELLER fails to provide PURCHASER and PURCHASER's attorneys with all of the Survey Work within five (5) days of the date of full execution hereof, the Inspection Period shall be automatically extended by a number of days equal to the number of days between the date of full execution hereof and the date that PURCHASER and PURCHASER's counsel have received all of the Survey Work.

                        5.3   Prior to Closing, SELLER shall not (without PURCHASER'S prior written consent) (i) give any rent concessions, other than relating to self storage Leases in the ordinary course of commercially reasonable business and consistent with past practice, (ii) agree to do any work for, or give any considerations other than possession to, any tenant, other than relating to self storage Leases in the ordinary course of commercially reasonable business and consistent with past practice or (iii) enter into, terminate or modify any Leases, other than relating to self storage Leases in the ordinary course of commercially reasonable business and consistent with past practice. SELLER may not under any circumstances enter into or extend any Lease for a term of greater than one (1) year, or enter into, terminate or modify any non-storage commercial or residential Lease, without PURCHASER'S prior written consent. Prior to Closing, SELLER shall continue leasing self-storage units in the ordinary, commercially reasonable course of business and consistent with past practice.

                        5.4   SELLER shall continue to operate the Property in the ordinary course of business and in a commercially reasonable manner through the Closing Date (as may be extended, pursuant to Section 9 hereof), consistent with past practice. There shall be no material change in the business conducted on the Property or any Site between the date hereof and the Closing Date (as may be extended, pursuant to Section 9 hereof). Nor shall SELLER alter, modify, add to or demolish any improvements on any Site, or excavate on or otherwise alter any Site, without PURCHASER'S prior written consent.

                        5.5   SELLER shall not, without PURCHASER'S prior written consent, create any encumbrance on the Property, any Site or any of the Personal Property. For purposes of this provision the term "encumbrance" shall include (without limitation) any lien, claim, option, right of first refusal, encroachment, right-of-way, lease (excluding, however, normal self storage Leases made in the ordinary course of commercially reasonable business and consistent with past practice), easement, covenant, condition, restriction, mortgage, deed or trust, assignment of rents, judgment or mechanic's lien.

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                        5.6   SELLER shall not apply for a variance, permit, approval, or change of the present zoning classification of the Property or any Site (or any portion of either) without PURCHASER'S prior written consent. SELLER shall be responsible for complying with all subdivision regulations and requirements applicable to the transfer of the Property to PURCHASER.

6.   RISK OF LOSS

                        6.1   Except as set forth below, risk of loss or damage from fire or other casualty is assumed by SELLER until the Deeds and Bills of Sale are delivered by the Companies to PURCHASER. In the event that any portion of the Property is destroyed or rendered unleaseable by fire or other casualty then the following shall apply:

                                                (a)     If the cost to repair the damage to any Site, as determined by the insurance adjuster, is not more than $100,000, PURCHASER shall complete the transaction hereunder and all insurance proceeds shall be assigned to and paid to PURCHASER. The Company or Companies whose Site was damaged shall pay to PURCHASER on the Closing Date (as may be extended, pursuant to Section 9 hereof) the full amount of any deductible under such Company's fire and extended coverage insurance policy.

                                                (b)     If the cost to repair the damage to any Site, as determined by the insurance adjuster, is more than $100,000, PURCHASER shall have the option to (i) complete the transaction hereunder and collect all insurance proceeds (the Company or Companies whose Site was damaged shall also pay to PURCHASER on the Closing Date (as may be extended, pursuant to Section 9 hereof) the full amount of any deductible under the applicable Company's fire and extended coverage insurance policy) or (ii) terminate this Agreement by providing written notice to SELLER within ten (10) days after receipt by PURCHASER of the insurance adjuster's written determination. Upon PURCHASER'S submission of a written notice pursuant to this Section 6.1(b), the Escrow Agent shall immediately return the Earnest Money, plus all interest thereon, to PURCHASER without the need for obtaining any further consent or instruction from SELLER. SELLER warrants that it will maintain until the Closing Date (as may be extended, pursuant to Section 9 hereof) the current insurance covering the Property and Personal Property.

                        6.2   In the event that the Property, any Site, or any portion thereof, is condemned or taken by eminent domain, or conveyance in lieu thereof, or becomes the subject of a condemnation or eminent domain proceeding, and such taking or proceeding would have a material adverse effect on the operation of any affected Site as a self storage facility as determined by PURCHASER, PURCHASER shall have the option to (i) terminate this Agreement by providing written notice to SELLER within ten (10) days after receipt by PURCHASER of written correspondence or documentation respecting such condemnation or conveyance in lieu thereof or (ii) complete the transaction hereunder and collect any and all

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condemnation awards (SELLER shall assign to PURCHASER all of SELLER'S right, title and interest in and to any and all such condemnation awards). Upon PURCHASER'S submission of a written notice pursuant to this Section 6.2, the Escrow Agent shall immediately return the Earnest Money, plus all interest thereon, to PURCHASER without the need for obtaining any further consent or instruction from SELLER.

7.   CONDITIONS PRECEDENT TO CLOSING

                        PURCHASER shall not be obligated to close under this Agreement unless each of the following conditions precedent shall be satisfied or waived by PURCHASER on or prior to the Closing Date (as may be extended, pursuant to Section 9 hereof):

                                                (a)     No Breach. SELLER shall not be in breach of this Agreement.

                                                (b)     Title Policy. The Escrow Agent shall be prepared to issue, upon payment of the title premiums therefor, current ALTA (or equivalent) owner's title insurance policies acceptable to PURCHASER in the amounts reflected in attached Exhibit "A" respecting each Site, subject to no lien or encumbrance that has not been approved or deemed approved by PURCHASER hereunder.

                                                (c)     Accuracy of Representations. The representations and warranties made by SELLER in this Agreement shall be true and correct in all material respects on and as of the Closing Date (as may be extended, pursuant to Section 9 hereof) as if they were made on the Closing Date (as may be extended, pursuant to Section 9 hereof).

                                                (d)     Fulfillment of Covenants. SELLER shall have performed all of SELLER'S obligations and agreements hereunder and shall have complied with all of SELLER'S covenants hereunder, including but not limited to the obligation to convey to PURCHASER good, marketable and insurable title to the Property, and the obligation to pay all real estate taxes, sales tax, use tax and other taxes and fees that affect the Property and/or Personal Property that have come due.

                                                (e)     Material Change. There shall not have occurred, following the date of this Agreement or following the expiration of the Inspection Period (i) a national emergency, act of terrorism, war, or act of God (such as a flood or hurricane) that has a material adverse effect on any Site, such that the continued operation thereof for self storage purposes is materially unusable, (ii) a release of Hazardous Materials at any Site, (iii) a material adverse change in any improvements on any Site or (iv) the loss of 50% or more of the tenants at any Site or Sites and/or the loss of 10% or more of the aggregate number of tenants at the Property.

                                                (f)     Deliveries. SELLER shall have furnished to PURCHASER at Closing all of the items required under Section 5 hereof.

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                                                (g)     Contingencies. The satisfaction or waiver by PURCHASER of all the contingencies set forth in Section 3.2 hereof, except those contingencies set forth in subsections (c) and (d) of Section 3.2.

                        In the event that all of the aforementioned conditions precedent are not satisfied, or waived by PURCHASER, prior to the Closing Date (as may be extended, pursuant to Section 9 hereof), PURCHASER may terminate this Agreement by providing written notice to SELLER. Upon PURCHASER'S submission of such written notice, the Escrow Agent shall immediately return the Earnest Money, plus all interest thereon, to PURCHASER, unless SELLER shall provide PURCHASER and the Escrow Agent with written notice articulating a bona fide basis for contesting the failure of a condition precedent.

8.   ADJUSTMENTS AT CLOSING

                        The following are to be apportioned pro-rata as of the Closing Date (as may be extended, pursuant to Section 9 hereof): All non-delinquent rental payments, non-delinquent real property taxes and assessments (on a tax fiscal year basis), "yellow page" charges, sewer charges as well as water and utility charges if same are appropriate to adjust. SELLER shall submit to PURCHASER receipts evidencing the payment of taxes, assessments, electric charges, water charges, sewer charges and other utilities through the Closing Date (as may be extended, pursuant to Section 9 hereof). PURCHASER will be given a credit for all security deposits (if any) and prepaid rents applicable to the time period subsequent to the Closing. Any rental payments which have come due, but are not paid, by the Closing Date (as may be extended, pursuant to Section 9 hereof) shall belong to PURCHASER and may be collected by PURCHASER from the tenants after the Closing Date (as may be extended, pursuant to Section 9 hereof). SELLER shall prepare a schedule of delinquent and prepaid rentals, and security deposits, as of the Closing Date (as may be extended, pursuant to Section 9 hereof). All delinquent rents collected by PURCHASER after the Closing Date (as may be extended, pursuant to Section 9 hereof) may be retained by PURCHASER. SELLER shall not be entitled to a credit for delinquent rent, except that SELLER shall be given a credit, at Closing, in an amount equal to fifty percent (50%) of the delinquent rents that are less than thirty (30) days past due. SELLER shall not collect any delinquent rent after the Closing. All rental payments applicable to the Closing Date shall belong to, and shall be adjusted in favor of, PURCHASER.  Rental payments paid for the month in which the Closing occurs shall be adjusted pro-rata. PURCHASER shall be obligated to pay for real property taxes and assessments applicable only to the period of time it owns the Property. SELLER shall be obligated to pay for real property taxes and assessments applicable only to the period of time it owns the Property. The proration of real estate taxes and assessments shall be based upon the current tax fiscal year for the Property. There shall be a post-Closing readjustment if necessary to effectuate the requirements of this Section 8.

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9.   CLOSING DATE

                                                (a)     The Closing will take place on or about the first business day following the sixtieth (60th) day after the end of the Inspection Period. The Closing will take place via nationally recognized overnight courier through the Escrow Agent. Notwithstanding the foregoing, the failure by Lender to perform its obligations necessary for the Closing to occur shall not be deemed a breach hereunder by PURCHASER.

                                                (b)     The Closing Date (as may be extended, pursuant to this Section 9 hereof) shall be automatically extended for up to sixty (60) days based on four (4) periods of fifteen (15) days each, and PURCHASER shall furnish the Escrow Agent with an additional $50,000 of Earnest Money with each such 15-day extension, if Lender is not ready to close the assumption of the Mortgage Indebtedness by PURCHASER on the date set forth for Closing under Section 9(a). Such additional $50,000 deposits shall be deemed part of the Earnest Money hereunder. In case of such extensions, Closing shall occur on or about ten (10) days following Lender's written notice that such assumption has been approved and Lender is ready to close. If Lender's failure to perform, and/or approve or disapprove of PURCHASER's assumption, prevents a Closing by the Closing Date (as may be extended, pursuant to this Section 9 hereof), PURCHASER may terminate this Agreement on written notice to SELLER, whereupon the Earnest Money, plus all interest thereon, shall be immediately returned to PURCHASER, and neither party shall have any further liability hereunder except for obligations set forth herein that expressly survive termination.

10.   BREACH

                        10.1   If PURCHASER shall fail or refuse to consummate the transaction in accordance with the terms of this Agreement as a result of PURCHASER'S material breach hereof (and SELLER is not in breach hereof), SELLER shall be paid the Earnest Money, plus all interest thereon, as liquidated damages, it being agreed by the parties that actual damage would be difficult to ascertain. In the event of such breach by PURCHASER, SELLER'S sole and entire right and remedy shall be restricted to SELLER'S receipt of the Earnest Money, plus all interest thereon. PURCHASER shall have no other responsibility or liability of any kind to SELLER by virtue of such breach.

                        10.2   If SELLER shall fail or refuse to consummate the transaction in accordance with the terms of this Agreement as a result of SELLER'S material breach hereof (and PURCHASER is not in breach hereof), PURCHASER may, in its sole discretion and as its sole remedy, either (a) enforce the terms of this Agreement by way of specific performance for the purchase of the Property or (b) terminate this Agreement on written notice to SELLER, and receive an immediate refund of the Earnest Money, plus all interest thereon, and PURCHASER may recover from SELLER all costs and expenses (including attorneys' fees) incurred by PURCHASER in connection with this Agreement up to a maximum amount of $200,000.

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11.   ASSIGNMENT

                        PURCHASER may not assign this Agreement (or any portion thereof) without the prior written consent of SELLER which consent shall not unreasonably be withheld, conditioned or delayed, except that SELLER's consent shall not be required with respect to any special purpose entity or single purpose entity required by the Lender, and agreed to by PURCHASER, in connection with the assumption of the Mortgage Indebtedness, in which case the relevant components and portions of this Agreement applicable to those Sites affected by the assumption of the Mortgage Indebtedness may be assigned to any one or more special or single purpose entities without SELLER's consent. Notwithstanding any such assignment, PURCHASER shall remain liable hereunder. If PURCHASER makes such an assignment, the assignee shall assume all obligations of PURCHASER hereunder. SELLER may not assign its rights or delegate its obligations hereunder without PURCHASER'S prior written consent. In the event of such assignment or delegation by SELLER without PURCHASER'S consent, such assignment and delegation shall be null and void.

12.   BROKER

                        The parties hereto represent and warrant to each other that there has been no broker, realtor, sales representative, consultant or agent involved in this transaction who would be entitled to a commission, except the Locke Group (whose entire commission PURCHASER shall pay at Closing pursuant to the terms of separate agreement) as well as Fred A. Gans and Russell Miller. SELLER shall pay the entire commissions, at Closing, of Fred A. Gans (.5% of Purchase Price) and Russell Miller (.5% of Purchase Price). SELLER shall indemnify, defend and hold PURCHASER harmless of and from any and all claims, damages, actions and suits (including all court costs and reasonable attorneys' fees) arising out of or relating to any agreement by SELLER to pay a commission or other compensation to any broker, realtor, sales representative or agent in connection with this transaction. PURCHASER shall indemnify, defend and hold SELLER harmless of and from any and all claims, damages, actions and suits (including all court costs and reasonable attorney's fees) arising out of or relating to any agreement by PURCHASER to pay a commission or other compensation to any broker, realtor, sales representative or agent in connection with this transaction.

13.   COSTS AND ALLOCATIONS

                        13.1   PURCHASER shall pay the costs and expenses related to the UCC searches. PURCHASER shall pay the costs and expenses related to the environmental Phase I and/or Phase II. SELLER and PURCHASER shall share equally all expenses related to PURCHASER'S surveys and policies of owner's title insurance (including search charges, fees for endorsements and premiums), irrespective of whether a Closing occurs. Notwithstanding the foregoing, in the event that PURCHASER terminates this Agreement pursuant to Section 3.1(a) hereof, PURCHASER shall pay all of the costs related to PURCHASER's title insurance and surveys, except that the obligation to share such costs on a 50/50 basis set forth in this Section

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13.1 shall remain in effect despite any such termination by PURCHASER if (a) there is an uncured or uninsurable defect in title to any portion of the Property and (b) SELLER is in breach of this Agreement. SELLER shall pay all costs necessary for the recording of documents necessary to clear title to the Property. PURCHASER shall pay for the recording of the Deeds. SELLER shall pay all transfer taxes/deed stamps in connection with the transfer of the Property. SELLER and PURCHASER shall share equally the Escrow Agent's fees (if any) in connection with the Earnest Money and the Closing, except with respect to any fees, costs and expenses concerning SELLER'S tax-free exchange, if any, which shall be paid solely by SELLER. All other costs not specifically addressed herein shall be borne by the party incurring such cost. In connection with PURCHASER's assumption of the Mortgage Indebtedness, PURCHASER shall pay up to a 1% assumption fee (based on the principal balance outstanding), an application fee, Lender's attorneys' fees and all other costs, fees and expenses set forth in the Loan Documents that are specifically related to the assumption of the Mortgage Indebtedness. PURCHASER shall have no obligation to pay any late fees, delinquent interest, default interest, SELLER's attorneys' fees or any unpaid item under the Loan Documents other than principal and non-delinquent interest. SELLER shall be responsible for all such items that are due for the time period prior to Closing under the Loan Documents other than the unpaid principal balance of the Mortgage Indebtedness as of the Closing Date (as may be extended, pursuant to Section 9 hereof) assuming no default by SELLER, and non-delinquent interest, but SELLER shall not be required to pay any assumption fee, application fee, Lender's attorneys' fees or all other costs, fees and expenses set forth in the Loan Documents that are specifically related to the assumption of the Mortgage Indebtedness. In the event that Lender imposes any additional costs, fees or expenses that are not explicitly set forth in the existing Loan Documents, such additional costs, fees and/or expenses shall be shared by SELLER and PURCHASER in accordance with Section 3.3 hereof. SELLER shall be given a credit at Closing for the amount held in escrow by Lender as required by the Loan Documents provided that (a) Lender agrees to treat such escrowed funds as the property of PURCHASER and (b) SELLER agrees, and hereby does agree, that such escrowed funds shall be the property of PURCHASER on and as of the Closing Date (as may be extended, pursuant to Section 9 hereof).

                        13.2   SELLER shall provide PURCHASER with proof of payment of sales tax and use tax which SELLER and each Company should have been collecting and remitting in connection with the leasing of storage units, furnishing of services, leasing of space (indoor or outdoor) for the storage of vehicles and/or the sale of inventory and goods relating to the time period prior to and through the Closing Date (as may be extended, pursuant to Section 9 hereof) (collectively, "SELLER's Sales Tax Liability"). SELLER shall indemnify, defend and shall hold PURCHASER harmless from all Sales Tax liability applicable to the time period prior to Closing. This indemnity shall survive the Closing and the delivery of the Deed without any time limitation.

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14.   LEASES, SECURITY DEPOSITS, UTILITIES

                        SELLER shall make available for inspection and copying by PURCHASER, at PURCHASER'S expense, all Leases, occupancy agreements and rental agreements affecting the Property, including all commercial Leases and residential Leases with on-site managers. All written Leases, and all unwritten Leases, shall be identified in a schedule to be provided by SELLER to PURCHASER. Such schedule shall list the name, unit number, unit size, lease term and monthly rent of each tenant. SELLER shall also promptly furnish PURCHASER with valid and complete accounts receivable schedules and occupancy status reports for the most recent month of operation. The accounts receivable schedules and occupancy status reports shall contain names, terms, unit numbers, unit sizes, security deposits and amounts of monthly rent respecting all tenants. At the Closing, SELLER shall turn over to PURCHASER all keys, security deposits (if any) unless credited on the closing statement, and all original Leases. Immediately after the Closing, PURCHASER may notify each and every tenant in writing that the new owner of the Property is PURCHASER and that each tenant must attorn to PURCHASER and forthwith deliver all rent to PURCHASER. SELLER shall reasonably cooperate if requested by PURCHASER, including the furnishing and/or posting of written notices to tenants, as requested by PURCHASER. PURCHASER and SELLER agree and acknowledge that PURCHASER may attempt to recover past due rentals. SELLER may not attempt to recover past due rentals. SELLER may not amend or enter into any self storage Lease for a term longer than one (1) year, nor may SELLER amend, terminate or enter into any non-storage Lease, without PURCHASER'S prior written consent. All self storage Leases shall be made on SELLER'S standard lease form disclosed to PURCHASER. SELLER shall not terminate any Lease without PURCHASER'S prior written consent, except with respect to terminations of storage Leases that would otherwise occur in the ordinary, commercially reasonable course of business consistent with past practice. SELLER may not amend or extend any self storage Lease except in the ordinary, commercially reasonable course of business and consistent with past practice. All utility services shall be transferred to PURCHASER as of the Closing Date (as may be extended, pursuant to Section 9 hereof). All costs for utility services arising after PURCHASER acquires title to the Property shall be the responsibility of PURCHASER. All costs for utility services arising prior to PURCHASER'S acquisition of the Property shall be the responsibility of SELLER. The representations, warranties, obligations and covenants in this Section 14 shall survive the Closing and the delivery of the Deeds for six (6) months.

15.   USE OF NAME

                        PURCHASER may use the following after the Closing Date (as may be extended, pursuant to Section 9 hereof): (a) until the end of the "yellow page" cycle in effect on the Closing Date (as may be extended, pursuant to Section 9 hereof), the name or names (Cornerstone Self Storage and Cornerstone RV and Boat Storage) currently used to identify the Property (for non-exclusive use by way of a limited license) for the sole purpose of allowing PURCHASER to make an orderly transfer to PURCHASER'S trade name, (b) SELLER'S

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"yellow page" advertisements and (c) the telephone numbers currently used at each Site. SELLER shall assign PURCHASER, at Closing, such rights for PURCHASER'S use following the Closing; provided, however that PURCHASER shall not assume any liabilities or obligations of SELLER respecting such name which arose prior to the Closing Date (as may be extended, pursuant to Section 9 hereof).

16.   ENFORCEABILITY

                        If any provision in this Agreement shall be held to be excessively broad, it shall be construed, by limiting and reducing it, to be enforceable to the extent compatible with applicable law, provided that such enforcement comports with the parties' intentions as set forth in this Agreement.

17.   INDEMNIFICATION

                                                (a)     SELLER shall defend, indemnify and hold harmless PURCHASER and PURCHASER's partners, directors, shareholders, officers, employees, agents, affiliates, and their respective successors and assigns from and against any and all liabilities, claims, causes of action, demands, costs, damages, losses, settlements, penalties, fines, taxes, interest, and expenses, including reasonable attorneys' fees, court costs, investigative costs and other costs of suit, including costs of appeal, arising out of:

                                                            (i)     a breach or violation by SELLER of any of the provisions or covenants of this Agreement or any agreement, certificate, instrument or similar document delivered by SELLER pursuant hereto;

                                                            (ii)     any material breach of, or any material inaccuracy or misrepresentation in, any of the representations or warranties made by SELLER in this Agreement or in any agreement, instrument, certificate or similar document required to be delivered by SELLER pursuant hereto;

                                                            (iii)     any Excluded Liability; and

                                                            (iv)     any SELLER's Sales Tax Liability.

                                                (b)     PURCHASER shall defend, indemnify and hold harmless SELLER and SELLER's partners, directors, shareholders, officers, employees, agents, affiliates, and their respective successors and assigns from and against any and all liabilities, claims, causes of action, demands, costs, damages, losses, settlements, penalties, fines, taxes, interest, and expenses, including reasonable attorneys' fees, court costs, investigative costs and other costs of suit, including costs of appeal, arising out of:

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                                                            (i)     a breach or violation by PURCHASER of any of the provisions or covenants of this Agreement or any agreement, certificate, instrument or similar document delivered by PURCHASER pursuant hereto;

                                                            (ii)     any material breach of, or any material inaccuracy or misrepresentation in, any of the representations or warranties made by PURCHASER in this Agreement or in any agreement, instrument, certificate or similar document required to be delivered by PURCHASER pursuant hereto;

                                                            (iii)     any Assumed Obligation; and

                                                            (iv)     any sales tax liability of PURCHASER with respect to sales tax applicable to the time period following Closing.

                                                (c)     The rights to indemnification provided by this Section 17 are not exclusive, and shall not be construed to exclude or preclude the exercise of, and shall be in addition to, any other rights of the parties hereto, express or implied, under this Agreement or applicable law for misrepresentation, breach of contract or warranty, or the breach or nonperformance of any agreement, covenant or obligation.

18.   FURTHER ASSURANCES

                        From time to time after the Closing Date (as may be extended, pursuant to Section 9 hereof), SELLER will execute all such instruments and take all such actions as PURCHASER shall reasonably request in order to ensure that PURCHASER receives the full benefit of the Property, Personal Property and the transactions contemplated by this Agreement. SELLER and PURCHASER shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

19.   SURVIVAL

                        The representations, warranties, covenants and indemnities of SELLER and PURCHASER contained in this Agreement shall survive the Closing and the delivery of the Deeds, and shall survive the termination of this Agreement. The obligations and liability of the Companies under such representations, warranties, covenants and indemnities shall be joint and several. Notwithstanding the foregoing, the representations, warranties and indemnities hereunder shall survive for six (6) months following the Closing, except with respect to any Excluded Liability and any Assumed Obligation which shall survive indefinitely. The parties hereto agree that a party making a claim hereunder shall have timely made a claim within the aforementioned 6-month period if such party notifies the other, in writing, prior to the end of such 6-month period.

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20.   OFF MARKET; CONFIDENTIALITY

                                                (a)     SELLER may not continue to list or offer the Property (or any Site or portion thereof) or Personal Property (or any portion thereof) for sale or lease while this Agreement is in effect (except with respect to short-term self storage leases in the commercially reasonable ordinary course of business consistent with past practice). SELLER shall not seek or solicit any third party offer for all or any portion of the Property, any Site or Personal Property while this Agreement is in effect; nor may SELLER accept or enter into any agreement, non-storage lease, offer, letter of intent, option, right of first refusal, memorandum of understanding or contract while this Agreement is in effect.

                                                (b)     SELLER shall not, and will cause its officers, members, managers, partners, directors, agents, advisors and affiliates not to, solicit or engage in any negotiations concerning, or provide any confidential information to, or negotiate with, any person relating to, any proposal or offer concerning the Personal Property, the Property or any part thereof.

21.   NOTICE

                        All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given and effective (a) on the day when sent by facsimile transmission (provided that the sender thereof has confirmation of receipt by the intended recipient), (b) on the day when delivered personally (which shall include delivery by Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery) addressed as follows or (c) three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

PURCHASER:	SOVRAN ACQUISITION LIMITED PARTNERSHIP 6467 Main Street Buffalo, New York 14221 Attention: Sandra L. Herberger Fax: (716) 630-5120

With a Copy to:	JOHN A. PAPPANO, ESQ. Phillips Lytle LLP 3400 HSBC Center Buffalo, New York 14203 Fax: (716) 852-6100

SELLER:	CORNERSTONE STORAGE EQUITIES, INC. 5440 Harvest Hill Road Suite 166 Dallas, Texas 75230 Attention: Fred A. Gans Fax: (214) 341-9671

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With a Copy to:	EDWARD M. FISHMAN, ESQ. Glast, Phillips & Murray, P.C. 2200 One Galleria Tower 13355 Noel Road, LB 48 Dallas, Texas 75240-6657 Fax: (972) 419-8329

                        Notices shall be deemed effective if given by the parties' counsel.

22.   GOVERNING LAW

                        With respect to each Site, this Agreement shall be governed by the laws of the State in which a particular Site is located.

23.   ENTIRE AGREEMENT

                        All prior understandings and agreements between SELLER and PURCHASER are merged in this Agreement. This Agreement completely expresses their full agreement.

24.   NO ORAL CHANGE

                        This Agreement may not be amended or terminated orally. Any and all amendments to this Agreement must be in writing and signed by both SELLER and PURCHASER.

25.   SUCCESSORS

                        This Agreement shall bind, and shall inure to the benefit of, SELLER and PURCHASER, and their respective heirs, legal representatives, distributees, successors and assigns of SELLER and PURCHASER.

26.   COUNTERPARTS; CAPTIONS

                        This Agreement may be executed in counterparts. Captions and headings in this Agreement are for convenience only, and shall not be interpreted to limit the scope or meaning of any provision hereof.

27.   FULL EXECUTION

                        This Agreement shall be deemed to be fully executed on the last date upon which all parties, and the Escrow Agent, have signed this Agreement, and a fully executed counterpart has been received by PURCHASER. Unless SELLER and PURCHASER have signed this Agreement by February 15, 2006, it shall not be effective.

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28.   ESCROW

                        The terms governing the escrow arrangement among SELLER, PURCHASER and the Escrow Agent are set forth in attached Exhibit "E".

29.   EMPLOYEES; SUCCESSOR LIABILITY

                                                (a)     PURCHASER shall have no obligation whatsoever to hire any one or more of SELLER's employees, or employees of affiliates of SELLER, employed in connection with the Property. SELLER shall remain liable to perform all obligations respecting SELLER's employees or employees of affiliates of SELLER employed in connection with the Property, except for liability arising with respect to the period on or after the Closing Date (as may be extended, pursuant to Section 9 hereof) relating to employees hired by PURCHASER.

                                                (b)     PURCHASER shall assume absolutely no liability or obligation of SELLER or the Companies which relates to the period prior to the Closing Date (as may be extended, pursuant to Section 9 hereof). SELLER shall remain solely liable for all such liabilities and obligations relating to the period prior to the Closing Date (as may be extended, pursuant to Section 9 hereof).

30.   CONSTRUCTION

                        Wherever appropriate in this Agreement, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of each gender shall be deemed to comprehend either or both of the other genders. As used in this Agreement, the terms "herein", "hereof" and the like refer to this Agreement in its entirety and not to any specific section or subsection. This Agreement shall not be construed against PURCHASER despite the fact that PURCHASER prepared it.

31.   1031 EXCHANGE

                        PURCHASER understands that the transaction contemplated hereby may be part of SELLER's tax-deferred exchange under Section 1031 of the Internal Revenue Code. PURCHASER shall provide reasonable cooperation to SELLER in connection with any desire by SELLER to elect to qualify the sale of the Property as a tax-deferred exchange under Section 1031 of the Internal Revenue Code; provided, however, that in connection with such tax-deferred exchange (a) PURCHASER shall not incur any cost or expense whatsoever, (b) PURCHASER shall make no warranty or representation whatsoever concerning such tax-deferred exchange, including without limitation, the tax qualification or ramification thereof, (c) PURCHASER shall not be required to acquire title to any property other than the Property, (d) upon payment of the Purchase Price hereunder, PURCHASER shall be entitled to acquire the Property without condition, (e) PURCHASER shall incur absolutely no liability or obligation except as expressly set forth herein and (f) SELLER shall not be relieved or released from any obligations hereunder.

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32.   LIABILITY

                        Notwithstanding anything to the contrary in this Agreement, SELLER shall have no liability or obligation to indemnify PURCHASER pursuant to Sections 4, 17 or 19 hereof, and PURCHASER shall have no liability or obligation to indemnify SELLER pursuant to Sections 17 or 19 hereof, in excess of $250,000. SELLER's obligations and liabilities under Sections 4, 17 and 19 hereof shall be addressed and satisfied by virtue of the Holdback Amount.

                        IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below:

SOVRAN ACQUISITION LIMITED PARTNERSHIP By: SOVRAN HOLDINGS, INC., its general partner By: Name: Date Title:

WASHINGTON STREET, LP By: WASHINGTON STREET GP, INC., its sole general partner By: Name: Date Title:

LEMAY FERRY, LP By: MINI/USA EQUITIES, INC., its sole general partner By: Name: Date Title:

MANCHESTER MINI, LP By: MANCHESTER MINI GP, INC., its sole general partner By: Name: Date Title:

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SHACKELFORD MINI, LP By: SHACKELFORD MINI GP, INC., its sole general partner By: Name: Date Title:

ST CHARLES ROCK ROAD, LP By: MINI/USA EQUITIES, INC., its sole general partner By: Name: Date Title:

MCSTORAGE MINI, LP By: MCSTORAGE MINI GP, INC., its sole general partner By: Name: Date Title:

MINI OLD KATY, LP By: MINI OLD KATY GP, INC., its sole general partner By: Name: Date Title:

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MILL HAVEN MINI, LP By: MILL HAVEN MINI GP, INC., its sole general partner By: Name: Date Title:

HOWDERSHELL MINI, LP By: CORNERSTONE STORAGE EQUITIES, INC. its sole general partner By: Name: Date Title:

HULEN INVESTORS, LLC By: FARMINGTON SQUARE, INC., its sole member By: Name: Date Title:

GENERAL DEGAULLE, LP By: GENERAL DEGAULLE GP, INC., its sole general partner By: Name: Date Title:

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PINELLAS LLC By: VOSBURGH INVESTMENTS, LP, member By: Name: Date Title: By: VOSBURGH PROPERTIES, LP, member By: Name: Date Title: By: TGF TRUST, member By: Name: Date Title:

MINI/USA VENTURES I , LP By: MINI/USA DEVELOPMENT, LP, its sole general partner By: Name: Date Title:

LITTLE ROAD, LP By: LITTLE ROAD GP, INC., its sole general partner By: Name: Date Title:

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BROADWAY SELF STORAGE, LLC By: Susan McDonald, member Date By: TGF TRUST, member By: Name: Date Title: By: VOSBURGH INVESTMENTS, LP, member By: Name: Date Title:

SUNSET HOLDINGS, LLC By: Todd Allam, member Date By: LIES INVESTMENTS, LP, member By: Name: Date Title: By: VOSBURGH INVESTEMENTS, LP, member By: Name: Date Title:

LITTLE ROAD II, LP By: LITTLE ROAD II GP, INC., its sole general partner By: Name: Date Title:

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RIVERBEND ENTERPRISES, LTD. By: VL LIMITED, INC., its sole general partner By: Name: Date Title:

BLANCO ROAD, LP By: CORNERSTONE EQUITIES, INC., its sole general partner By: Name: Date Title:

75 & GOLDMARK, LLC By: VOSBURGH INVESTMENTS, LP, member By: Name: Date Title: By: TGF TRUST, member By: Name: Date Title:

CORNERSTONE MANANA, LP By: CORNERSTONE MANANA GP, INC., its sole general partner By: Name: Date Title:

Escrow Agent: CHICAGO TITLE INSURANCE COMPANY By: Name: Date